UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

|X|  Filed by the Registrant
|_|  Filed by a Party other than the Registrant
    Check the appropriate box:
|_| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to ss.240.14a-12

                            Buckeye Technologies Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

 Payment of Filing Fee (Check the appropriate box):
|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:
|_|  Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                            Buckeye Technologies Inc.
                                 P.O. Box 80407
                               1001 Tillman Street
                          Memphis, Tennessee 38108-0407

                               September 21, 2005

TO THE STOCKHOLDERS OF BUCKEYE TECHNOLOGIES INC.

         You are cordially invited to attend the annual meeting of stockholders of Buckeye Technologies Inc. to be held on Thursday, November 3, 2005 at 5:00 p.m., Central Time, at our headquarters, 1001 Tillman Street, Memphis, Tennessee. At the meeting, you will be asked to consider the matters described in the enclosed proxy statement.

         In connection with the meeting, we are enclosing a notice of annual meeting of stockholders, a proxy statement and a form of proxy. Please complete the enclosed form of proxy so that your shares can be voted if you do not attend the meeting. If you are present at the meeting and want to vote your shares personally, your form of proxy will be withheld from voting upon your request prior to balloting. Please return your proxy card to us in the enclosed, postage-prepaid envelope at your earliest convenience, even if you plan to attend the meeting. Also, registered and most beneficial stockholders may vote by telephone or through the Internet. Instructions for using these convenient services are explained on the enclosed proxy. Your vote is very important. I urge you to vote your proxy as soon as possible.

         Detailed information relating to Buckeye's activities and operating performance during fiscal year 2005 is contained in our Annual Report, which is being mailed to you with this proxy statement, but is not a part of the proxy soliciting material. If you do not receive or have access to the 2005 Annual Report, you may request a copy from Shirley Spears, Buckeye Technologies Inc., P.O. Box 80407, 1001 Tillman Street, Memphis, Tennessee 38108-0407, (901) 320-8125. It is also available on our Internet site at www.bkitech.com.

                                          Very truly yours,

                                          David B. Ferraro
                                          Chairman and Chief Executive Officer

                            Buckeye Technologies Inc.
                                 P.O. Box 80407
                               1001 Tillman Street
                          Memphis, Tennessee 38108-0407

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD NOVEMBER 3, 2005

         The regular annual meeting of stockholders of Buckeye Technologies Inc. will be held on Thursday, November 3, 2005 at 5:00 p.m., Central Time, at our headquarters, 1001 Tillman Street, Memphis, Tennessee, for the following purposes:

     1. Election of Directors. To elect three Class I directors to serve until the 2008 annual meeting of stockholders;

     2. Ratification of Auditors. To ratify the selection of Ernst & Young LLP as Buckeye's independent auditors for fiscal year 2006; and

     3. Other Business. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

     Only those stockholders of record at the close of business on September 8, 2005 are entitled to notice of, and to vote at, the annual meeting and any adjournment thereof. On that day, 37,587,664 shares of common stock were outstanding. Each share entitles the holder to one vote.

     This Proxy Statement is being sent, beginning approximately September 21, 2005, to all stockholders of record at the close of business on September 8, 2005, the record date fixed by our Board of Directors. We have enclosed with this Proxy Statement a copy of our Annual Report. Although the Annual Report and Proxy Statement are being mailed together, the Annual Report is not incorporated into, and should not be deemed part of, this Proxy Statement.


                                         By Order of the Board of Directors


                                         Sheila Jordan Cunningham
                                         Senior Vice President,
                                         General Counsel and Corporate Secretary

                                         September 21, 2005


================================================================================

                             YOUR VOTE IS IMPORTANT

     Please mark, sign and date your proxy card and return it promptly in the enclosed envelope, whether or not you plan to attend the meeting.
Registered and most beneficial stockholders may also vote via telephone or through the Internet.

================================================================================


                                TABLE OF CONTENTS
                                                                                       Page No.
Information about the Annual Meeting...................................................    1
The Proposals .........................................................................    4
     Proposal 1 - Election of Directors................................................    4
         Information about the Board of Directors......................................    6
     Proposal 2 - Ratification of Appointment of Independent Auditors..................   10
         Report of the Audit Committee of the Board of Directors.......................   11
         Audit Fees....................................................................   12
Other Information......................................................................   13
         Buckeye Stock Ownership.......................................................   13
         Certain Relationships and Related Transactions................................   15
Executive Compensation.................................................................   15
         Summary Compensation Table....................................................   15
         Options/SARs Granted in Last Fiscal Year......................................   17
         Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End
              Option/SAR Values........................................................   17
         Equity Compensation Plan Information..........................................   18
         Compensation Committee Interlocks and Insider Participation...................   20
         Report of the Compensation Committee on Executive Compensation................   21
Performance Graph......................................................................   23
Section 16(a) Beneficial Ownership Reporting Compliance................................   24
Other Matters..........................................................................   24

                            Buckeye Technologies Inc.
                                 P.O. Box 80407
                               1001 Tillman Street
                          Memphis, Tennessee 38108-0407

--------------------------------------------------------------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

--------------------------------------------------------------------------------

         Your vote is very important. Whether or not you plan to attend the annual meeting, the Board of Directors requests that you sign, date and return the enclosed proxy card, or vote by telephone or on the Internet at your earliest convenience. This proxy statement, the form of proxy and the Annual Report are being sent to you in connection with this request and are being mailed to all stockholders beginning on or about September 21, 2005.

--------------------------------------------------------------------------------

                      Information about the Annual Meeting

--------------------------------------------------------------------------------

Date and Time of the Meeting

         Thursday, November 3, 2005, 5:00 p.m., Central Time.

Location of the Meeting

         Buckeye Technologies Inc., 1001 Tillman Street, Memphis, Tennessee.

Items to be Voted Upon by Stockholders

         You will be voting on the following matters:

          1. Election of Directors. To elect three Class I directors to serve until the 2008 annual meeting of stockholders;

          2. Ratification of Auditors. To ratify the selection of Ernst & Young LLP as Buckeye's independent auditors for fiscal year 2006; and

          3. Other Business. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

Stockholders Entitled to Vote

     You are entitled to vote your common stock if our records show that you held your shares as of the close of business on the record date, September 8, 2005. Each stockholder is entitled to one vote for each share of common stock held on that date. On September 8, 2005, there were 37,587,664 shares of common stock outstanding and entitled to vote. A list of stockholders entitled to vote on matters at the annual meeting will be available at Buckeye's headquarters beginning on or about September 14, 2005.

Voting by Proxy

         You may choose one of the following ways to vote:

         Vote by Internet: You can choose to vote your shares at any time using the Internet site listed on your proxy card. This site will give you the opportunity to make your selections and confirm that your instructions have been followed. We have designed our Internet voting procedures to authenticate your identity by use of a unique control number found on the enclosed proxy card. To take advantage of the convenience of voting on the Internet, you must subscribe to one of the various commercial services that offers access to the world wide web. Costs normally associated with electronic access, such as usage and telephone charges, will be borne by you. Buckeye does not charge any separate fees for access to its Internet site. If you vote via the Internet, you do not need to return your proxy card.

         Vote by Telephone: You can also vote by telephone at any time by calling the toll-free number (for residents of the U.S.) listed on your proxy card. To vote, enter the control number listed on your proxy card and follow the simple recorded instructions. If you vote by telephone, you do not need to return your proxy card.

         Vote by Mail: If you choose to vote by mail, simply mark your proxy card, and then date, sign and return it to us, before the annual meeting, in the postage pre-paid envelope provided. We will then vote your shares as you direct.

         Stockholders who hold their shares beneficially in street name through a nominee (such as a broker) may be able to vote by telephone or the Internet as well as by mail. You should follow the instructions you receive from your nominee to vote these shares.

         For the election of directors, you may vote for (1) all of the nominees, (2) none of the nominees, or (3) one or two of the nominees but not the other(s). For each other item of business, you may vote "For" or "Against" or you may "Abstain" from voting.

         If you return your signed proxy card but do not specify how you want to vote your shares, we will vote them

          o    "For" the election of our three nominees for director; and

          o "For" the ratification of Ernst & Young LLP as our independent auditors.


         If any matters other than those set forth above are properly brought before the annual meeting, the individuals named in your proxy card may vote your shares in accordance with their best judgment.

Changing or Revoking a Proxy

         You can change or revoke your proxy at any time before it is voted at the annual meeting by:

          (1) submitting another proxy in writing, by telephone or by the Internet as of a more recent date than that of the proxy first given;

          (2)  attending the annual meeting and voting in person; or

          (3) sending written notice of revocation to our corporate secretary, Sheila Jordan Cunningham.

Votes Required

         If a quorum is present at the annual meeting,

          o the director nominees will be elected by a plurality of the votes cast in person or by proxy at the meeting; and

          o the approval of independent auditors and all other matters submitted to the stockholders will require the affirmative vote of a majority of the shares of common stock present or represented by proxy at the meeting.

Quorum

         A majority of the outstanding shares, present or represented by proxy, constitutes a quorum. A quorum is necessary to conduct business at the annual meeting. Under Delaware law, stockholders who abstain from voting on a proposal are treated as present and entitled to vote at the annual meeting and therefore have the effect of a vote against the proposal. If shares of common stock are held in the name of a broker, the failure of the broker to vote the shares is treated as if the beneficial owner of such shares failed to vote such shares.

Cost of Soliciting Proxies

         We will pay the cost of preparing, printing and mailing material in connection with this solicitation of proxies. In addition to solicitation by mail, regular employees of Buckeye and paid solicitors may make solicitations personally and by telephone or otherwise. We will, upon request, reimburse brokerage firms, banks and others for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of stock or otherwise in connection with this solicitation of proxies.

Stockholder Proposals for the 2006 Annual Meeting of Stockholders

         In accordance with Buckeye's bylaws, stockholders' proposals intended to be presented at the 2006 annual meeting of stockholders must be received in writing by the Secretary of Buckeye not fewer than 60 days nor more than 90 days prior to the 2006 annual meeting (which is expected to be held in October or November 2006), in the form set forth in the bylaws, for inclusion in the proxy statement and form of proxy relating to that meeting.

--------------------------------------------------------------------------------

                                  The Proposals

--------------------------------------------------------------------------------


Proposal 1 -- Election of Directors

         The Board of Directors is divided into three classes, with each class elected for a three-year term. The Board has nominated the following three persons to serve as Class I Directors: George W. Bryan, R. Howard Cannon and Katherine Buckman Gibson. We do not anticipate that any of these nominees will be unavailable for election, but if such a situation arises, the proxy will be voted in accordance with the best judgment of the named proxies unless you have directed otherwise. The election of a director requires the affirmative vote of a plurality of shares present or represented by proxy at the meeting. The remaining members of the Board listed below will continue as members of the Board until their respective terms expire, as indicated below.

         Information about the three individuals nominated as directors and the remaining members of the Board is provided below. Shares of common stock represented by proxy cards returned to us will be voted for the nominees listed below unless you specify otherwise.

--------------------------------------------------------------------------------

                   Nominees for Election as Class I Directors
                              (Terms expiring 2008)

--------------------------------------------------------------------------------

         George W. Bryan, age 61, has been a director of Buckeye since April 2001. Mr. Bryan served as Chief Executive Officer of Sara Lee Foods from 1998 until his retirement in 2000 and as a Senior Vice President of the Sara Lee Corporation between 1983 and 1998. Mr. Bryan is a director of Regions Financial Corp.

         R. Howard Cannon, age 43, has been a director of Buckeye since 1996. Mr. Cannon resigned from service as an officer of Buckeye in April 2005 to pursue other interests. From April 2003 to April 2005, he served as Senior Vice President, Wood Cellulose. Mr. Cannon was Vice President, Nonwovens Sales from August 2000 to April 2003 and was Manager, Corporate Strategy from November 1999 to August 2000. Before assuming a position with Buckeye, he was President of Dryve, Inc., a company which at one time consisted of 33 dry cleaning operations, a position he had held since 1987. He is co-trustee of the Cannon Family Trust. R. Howard Cannon is the son of Robert E. Cannon.

         Katherine Buckman Gibson, age 43, has been a director of Buckeye since August 2004. Since April 2000 she has been Chairman of the Board of Bulab Holdings, Inc., the parent company of Buckman Laboratories International, Inc. From May 1993 to May 2001, she served as Secretary of Buckman Laboratories and as Vice President-Legal from 1994 to 2001. She currently serves as Vice Chairman of Buckman Laboratories.

--------------------------------------------------------------------------------
The Board of Directors recommends a vote "FOR" each of the nominees listed above.

--------------------------------------------------------------------------------

                         Incumbent Directors -- Class II
                              (Terms expiring 2006)

--------------------------------------------------------------------------------

         Red Cavaney, age 62, has been a director of Buckeye since 1996. Since October 1997 he has served as President, Chief Executive Officer and Director of the American Petroleum Institute. He was President, Chief Executive Officer and a director of the American Plastics Council from 1994 to 1997 immediately following service as President of the American Forest & Paper Association and President of its predecessor, the American Paper Institute. He is a past Chairman of the American Society of Association Executives.

         John B. Crowe, age 58, has been a director of Buckeye since August 2004. Since April 2003 he has served as President and Chief Operating Officer of Buckeye. He was Senior Vice President, Wood Cellulose from January 2001 to April 2003. He joined Buckeye in December 1997 and was Vice President, Wood Cellulose from January 1998 to January 2001. Prior to joining Buckeye, he was Executive Vice President and General Manager at Alabama River Pulp Co., Inc. and Alabama Pine Pulp Co., Inc. from 1994 to 1997. He was Vice President and Site Manager of Flint River Operations, a subsidiary of the Weyerhaeuser Company from 1992 to 1994. From 1979 to 1992, he served in numerous positions with the Procter & Gamble Company.

         David B. Ferraro, age 67, has been a director of Buckeye since March 1993. Since April 2003 he has served as Chairman of the Board and Chief Executive Officer of Buckeye. From March 1993 to April 2003 he was President and Chief Operating Officer of Buckeye. He was Manager of Strategic Planning of The Procter & Gamble Company from 1991 through 1992. He served as President of Buckeye Cellulose Corporation, then a subsidiary of Procter & Gamble, from 1989 through 1991, as its Executive Vice President and Manager of Commercial Operations from 1987 through 1989, and as its Comptroller from 1973 through 1986.

--------------------------------------------------------------------------------

                        Incumbent Directors -- Class III
                              (Terms expiring 2007)

--------------------------------------------------------------------------------

         Robert E. Cannon, age 75, has been a director of Buckeye since March 1993 and has been Presiding Director since April 2003. He retired from Buckeye on June 30, 2003. From March 1993 until April 2003, he served as Chairman and Chief Executive Officer of Buckeye. He served as Dean of the College of Management, Policy and International Affairs at the Georgia Institute of Technology from 1991 through 1992, and Senior Vice President of Procter & Gamble from 1989 to 1991. He was Group Vice President - Industrial Products of Procter & Gamble, which included the operations of Buckeye Cellulose Corporation, then a subsidiary of Procter & Gamble, from 1981 to 1989. He was President of the subsidiary from 1971 through 1981. Robert E. Cannon is the father of R. Howard Cannon.

         Henry F. Frigon, age 70, has been a director of Buckeye since 1996. He has been a private investor and consultant since 1995. He previously served as Executive Vice President - Corporate Development and Strategy and Chief Financial Officer of Hallmark Cards, Inc. from 1991 to 1995 and as President and Chief Executive Officer of BATUS Inc. from 1983 to 1991. Mr. Frigon is a director of H&R Block Inc., Sypris Solutions Inc., Tuesday Morning Corporation and Packaging Corporation of America.

         Lewis E. Holland, age 63, was recently elected to serve as a director of Buckeye effective September 13, 2005 due to the vacancy created by the resignation of former director, Samuel M. Mencoff. Mr. Holland is, and has been since November 2001, President of Henry Turley Company, a real estate company specializing in development of urban communities. He previously served as Vice Chairman and Chief Financial Officer and also head of ancillary businesses at National Commerce Bancorporation, from 1994 until July 2001. From 1989 to 1994, Mr. Holland was a partner with the accounting firm of Ernst & Young LLP where he managed the Memphis audit staff.

--------------------------------------------------------------------------------

                            Other Executive Officers

--------------------------------------------------------------------------------

         For additional information on Buckeye's executive officers, please refer to the "Executive Officers of the Registrant" section of our annual report on Form 10-K for the fiscal year ended June 30, 2005, which was filed with the Securities and Exchange Commission, or the "SEC," on September 9, 2005.


--------------------------------------------------------------------------------

                    Information about the Board of Directors

--------------------------------------------------------------------------------

Role of the Board

         Pursuant to Delaware law, our business, property and affairs are managed under the direction of our Board of Directors. The Board has responsibility for establishing broad corporate policies and for the overall performance and direction of Buckeye Technologies Inc., but is not involved in day-to-day operations. Members of the Board keep informed of our business by participating in Board and committee meetings, by reviewing reports sent to them regularly, and through discussions with our executive officers. Our Board has determined that a majority of its members are "independent" as that term is defined in the listing standards of the New York Stock Exchange. These independent members are Mr. George W. Bryan, Mr. Red Cavaney, Mr. Henry F. Frigon, Ms. Katherine Buckman Gibson and Mr. Lewis E. Holland.

         Mr. Robert E. Cannon has been appointed by the Board to serve as Presiding Director to chair meetings of the Board's executive sessions of non-management directors. The non-management directors met in executive session at least three times during fiscal year 2005. Issues of concern may be addressed to Mr. Robert E. Cannon in written correspondence directed to him at our corporate headquarters at 1001 Tillman Street, P.O. Box 80407, Memphis, Tennessee 38108-0407.

Board Structure

         Effective August 17, 2004, the size of our Board was increased from seven to nine directors. Our Board is divided into three groups, Class I Directors, Class II Directors, and Class III Directors. Each class of directors is elected to serve a three-year term. This means that the Class I directors who are elected at the 2005 meeting will serve until the 2008 annual meeting of stockholders unless they resign or are removed.

2005 Board Meetings

         Buckeye's Board of Directors met nine times (exclusive of committee meetings) during fiscal year 2005, and no directors attended less than 75% of the meetings held by the Board and by committees of which they were members.

         We adopted a policy for attendance by the Board of Directors at our stockholder annual meetings which encourages directors, if practicable and time permitting, to attend our stockholder annual meetings. Three of our directors attended our 2004 annual meeting.

Board Committees

         The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

         The Audit Committee for fiscal year 2006 consists of Messrs. Henry F. Frigon (Chairman), Red Cavaney and Lewis E. Holland, all of whom are independent, non-employee directors of Buckeye under the listing standards of the New York Stock Exchange. While Mr. Frigon presently serves on audit committees of four public companies, the Board has determined that such simultaneous service would not impair his ability to effectively serve on Buckeye's Audit Committee. For fiscal year 2005, Mr. Samuel M. Mencoff, who has since resigned as a director effective September 13, 2005, served as a member of the Audit Committee.

         The Audit Committee met nine times during fiscal year 2005. A copy of the Audit Committee charter is available on our website at www.bkitech.com. The Audit Committee has the authority and responsibility to:

          o hire one or more independent public accountants to audit our books, records and financial statements and to review our systems of accounting (including our systems of internal control);

          o discuss with the independent accountants the results of the annual audit and quarterly reviews;

          o conduct periodic independent reviews of the systems of accounting (including systems of internal control);

          o make reports periodically to the Board with respect to its findings; and

          o undertake other activities described more fully in the section called "Report of the Audit Committee of the Board of Directors."

         The Compensation Committee for fiscal year 2006 consists of Messrs. Red Cavaney (Chairman) and George W. Bryan and Ms. Katherine Buckman Gibson, all of whom are independent non-employee directors of Buckeye under the listing standards of the New York Stock Exchange. For fiscal year 2005, Mr. Samuel M. Mencoff, who has since resigned as a director effective September 13, 2005, served as Chairman of the Compensation Committee. The Compensation Committee met four times during fiscal year 2005. The Compensation Committee is responsible for evaluating, approving and administering the Company's compensation policies and programs for its executive officers, as well as determining the salaries, benefits and incentive compensation of the Chief Executive Officer and the Chief Operating Officer. A copy of the Compensation Committee charter is available on our website at www.bkitech.com. The responsibilities of the Compensation Committee are described in more detail in the section called "Report of the Compensation Committee on Executive Compensation."

         The Nominating and Corporate Governance Committee for fiscal year 2006 consists of Messrs. George W. Bryan (Chairman) and Lewis E. Holland and Ms. Katherine Buckman Gibson, all of whom are independent non-employee directors of Buckeye under the listing standards of the New York Stock Exchange. For fiscal year 2005, Mr. Red Cavaney served as a member of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee met four times during fiscal year 2005. A copy of the Nominating and Corporate Governance Committee charter is available on our website at www.bkitech.com. The Nominating and Corporate Governance Committee has the authority and responsibility to:

          o assist the Board by actively identifying individuals qualified to become Board members;

          o recommend to the Board the director nominees for election at the next annual meeting of stockholders or for appointment to the Board, as appropriate;

          o monitor significant developments in the law and practice of corporate governance and of the duties and responsibilities of directors of public companies;

          o lead the Board and each committee of the Board in its annual performance self-evaluation, including establishing criteria to be used in connection with such evaluation; and

          o develop and recommend to the Board and administer the Corporate Governance Guidelines of Buckeye, a copy of which is available on our website at www.bkitech.com.

         The Committee will consider stockholder recommendations for nominees to the Board. Nominations should be submitted to Mr. George W. Bryan, Chairman of the Nominating and Corporate Governance Committee at our corporate headquarters at P.O. Box 80407, 1001 Tillman Street, Memphis, Tennessee 38108-0407.

         Stockholder recommendations should include the name of the candidate, as well as relevant biographical information. The Committee will consider candidates recommended by stockholders on the same basis as those candidates recommended by the Committee. During the fiscal year ended June 30, 2005, the Committee did not engage any third party to assist it in identifying or evaluating nominees for election to the Board.

Director Compensation

         Board Fees

         Directors who are employees of Buckeye are not entitled to receive any fees for serving as directors. However, non-employee directors receive annual directors' fees in the amount of $40,000, payable in equal quarterly installments.

         In June 2005, the Non-Employee Directors Compensation Committee considered changes to Buckeye's non-employee director compensation and retained a compensation consultant, Mercer Human Resources Consulting, Atlanta, Georgia, to evaluate and assess its compensation program for non-employee directors in light of current market practices and recent tax developments in non-employee director compensation. Based on the data provided by its consultant, effective August 2, 2005, the Non-Employee Directors Compensation Committee considered and approved the following new fee schedule to compensate non-employee directors for their committee service and other additional duties:

          Types of Compensation                        Amount
          Board Retainer.............................  $40,000 annually (payable in equal quarterly installments)
          Board Meeting Fees.........................  None
          Committee Meeting Fees.....................  None
          Service Fees:
               Presiding Director....................  $10,000 annually (payable in equal quarterly installments)
               Audit Committee Chair.................  $10,000 annually (payable in equal quarterly installments)
               Audit Committee Member................  $  5,000 annually (payable in equal quarterly installments)
               Other Committee Chair.................  $  5,000 annually (payable in equal quarterly installments)
               Other Committee Member................  $  2,500 annually (payable in equal quarterly installments)

         Deferred Compensation Plan for Non-Employee Directors

         Pursuant to Buckeye's Deferred Compensation Plan for Non-Employee Directors (the "Deferred Compensation Plan"), each non-employee director may elect to receive payment of all or any part of his or her directors' fees in shares of Buckeye common stock. Each non-employee director has the opportunity to voluntarily defer receipt of his or her directors' fees pursuant to the Deferred Compensation Plan into either an interest bearing account or a common stock unit account. Amounts deferred into a common stock unit account are payable in cash, in a lump sum payment or installment payments, in an amount equal to the number of shares of common stock that could have been purchased on the open market at the time of the deferral multiplied by the fair market value of the common stock at the time of distribution.

         Amended and Restated Formula Plan for Non-Employee Directors

         Pursuant to Buckeye's Amended and Restated Formula Plan for Non-Employee Directors (the "Formula Plan"), non-employee directors receive an initial grant of an option to purchase 10,000 shares of common stock upon election to the Board and a grant of an option to purchase 10,000 shares of common stock on the date of each annual meeting of stockholders at which they are reelected to the Board. The options are granted with an exercise price equal to the fair market value of the common stock on the date of grant. Under the Formula Plan, each option that is issued on the date of an annual meeting becomes fully exercisable on the first anniversary of its issuance or the next regularly scheduled annual meeting of stockholders, whichever occurs first. Each option issued on a date other than the date of an annual meeting of stockholders becomes fully exercisable on the first anniversary of its issuance. Upon the termination of a non-employee director's tenure as a result of death or disability, all unvested options granted pursuant to the Formula Plan will vest and remain exercisable for one year. Upon the termination of a non-employee director's tenure for any other reason, all unvested options will expire immediately and vested options will expire 90 days after the date of termination. No options may be granted under the Formula Plan after May 15, 2006.

         On October 28, 2004, Messrs. Bryan, R. E. Cannon, Cavaney, Frigon and Mencoff and Ms. Buckman Gibson were each granted an option to purchase 10,000 shares of common stock at the fair market value on the date of grant. On September 13, 2005, Mr. Holland was granted an option to acquire 10,000 shares of common stock at the fair market value on the date of grant.

         On June 7, 2005, the Compensation Committee and the Non-Employee Directors Compensation Committee approved a proposal to accelerate the vesting of all options with an exercise price greater than $8.32 that remained unvested at June 30, 2005. Please see the section called "Report of the Compensation Committee on Executive Compensation" for more detailed information regarding the acceleration of vesting of options.

         Other Benefits

         All directors are reimbursed for out-of-pocket expenses related to their service as directors.

         Mr. Mencoff, who resigned as a director effective September 13, 2005, has contractually agreed to assign to Madison Dearborn Partners, L.P., an entity for which Mr. Mencoff's employer serves as general partner, all rights to directors' fees and options, if any, to which he may have been entitled as a director of Buckeye.

Stockholder Communications

         Stockholders who wish to communicate with the Board of Directors may direct any inquiries or comments to Mr. Robert E. Cannon, Presiding Director, at our corporate headquarters at P.O. Box 80407, 1001 Tillman Street, Memphis, Tennessee 38108-0407.

Code of Business Conduct and Ethics

         The Buckeye Code of Business Conduct and Ethics is available on our website at www.bkitech.com and will be provided in print without charge to any stockholders who submit a request in writing to Shirley Spears, Buckeye Technologies Inc., P. O. Box 80407, 1001 Tillman Street, Memphis, Tennessee 38108-0407. The Code applies to the members of our Board of Directors, our Chief Executive Officer and our senior financial officers as well as all other officers and employees. The Code provides that any waiver of the Code may be made only by the Board. Any waiver in favor of a director or executive officer will be publicly disclosed. We plan to disclose amendments to, and waivers from, the Code on our website listed at the beginning of this paragraph.

--------------------------------------------------------------------------------
Proposal 2 -- Ratification of Appointment of Independent Auditors
--------------------------------------------------------------------------------

         The Audit Committee has reappointed Ernst & Young LLP, independent accountants, to audit and certify our financial statements for the fiscal year ending June 30, 2006, subject to ratification by the stockholders. If the appointment of Ernst & Young LLP is not ratified by the stockholders at the annual meeting, the Audit Committee will reconsider its action and will appoint auditors for the 2006 fiscal year without further stockholder action. Furthermore, even if the appointment is ratified by stockholder action, the Audit Committee may at any time in the future, in its discretion, reconsider the appointment without submitting the matter to a vote of stockholders. A representative of Ernst & Young LLP is expected to be present at the meeting, will have the opportunity to make a statement and is expected to be available to respond to appropriate questions. We are presenting this proposal to the stockholders for ratification at the annual meeting.

         Ratification of the selection of Ernst & Young LLP as Buckeye's independent auditors requires the affirmative vote of the holders of a majority of the shares of common stock represented at the annual meeting.

         The Board of Directors recommends a vote "FOR" the ratification of the appointment of Ernst & Young LLP as Buckeye's independent auditors for fiscal year 2006.

--------------------------------------------------------------------------------

             Report of the Audit Committee of the Board Of Directors

--------------------------------------------------------------------------------

         The Audit Committee for fiscal year 2005 consisted of three directors, Messrs. Henry F. Frigon (Chairman), Red Cavaney and Samuel M. Mencoff. Each member meets the independence and qualification standards required by the New York Stock Exchange. The Board of Directors determined that Messrs. Frigon and Mencoff were "audit committee financial experts," as defined by SEC rules, for fiscal year 2005. Effective as of September 13, 2005, Mr. Lewis E. Holland joined the Audit Committee upon Mr. Mencoff's resignation. Mr. Holland meets the independence and qualification standards required by the New York Stock Exchange. The Board of Directors has determined that Mr. Frigon continues to be, and Mr. Holland is, an "audit committee financial expert," as defined by SEC rules. The Audit Committee operates in accordance with its written charter, which was most recently revised in August 2004, a copy of which is available on our website at www.bkitech.com.

         The Audit Committee monitors and reviews the performance of the independent auditors and the quality and integrity of Buckeye's internal accounting, auditing and financial reporting practices.

         The Audit Committee has obtained from the independent auditors, Ernst & Young LLP, a formal written statement describing all relationships between the auditors and Buckeye that might bear on the auditors' independence. This statement conforms to Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee also has discussed with the auditors any relationships that may impact their objectivity and independence, and it has considered Buckeye's payment of fees to the auditors, and the Audit Committee is satisfied that the auditors are independent of Buckeye.

         The Audit Committee has reviewed and discussed with management Buckeye's audited financial statements for the year ended June 30, 2005. The Audit Committee also has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended ("Communication with Audit Committees"), and with and without management present, discussed and reviewed the results of the independent auditors' examination of Buckeye's financial statements. The Audit Committee also has discussed with the independent auditors its evaluation of Buckeye's internal controls and the overall quality of Buckeye's financial reporting.

         Based upon the results of the inquiries and actions discussed above, in reliance upon management and Ernst & Young LLP, and subject to the limitations of its role, the Audit Committee recommended to the Board that Buckeye's audited financial statements be included in its Annual Report on Form 10-K for the year ended June 30, 2005, for filing with the SEC. The Audit Committee has also recommended the reappointment, subject to stockholder approval, of the independent auditors, Ernst & Young LLP.

                                 Audit Committee
                                 Henry F. Frigon, Chairman
                                 Red Cavaney
                                 Samuel M. Mencoff

--------------------------------------------------------------------------------

                                   Audit Fees

--------------------------------------------------------------------------------

         During fiscal year 2005, Ernst & Young LLP not only acted as independent auditors for Buckeye and our subsidiaries (work related to auditing the annual financial statements for fiscal year 2005 and reviewing the financial statements included in our Forms 10-Q) but also rendered on our behalf other services, including tax-related services and other accounting and auditing services. The following table sets forth the aggregate fees billed by Ernst & Young LLP for audit services related to the most recent two fiscal years and for other services billed in the most recent two fiscal years.

              Type of Service                      2005              2004
              ---------------                      ----              ----
              Audit Fees (1)                      $ 1,608,781         $ 831,779
              Audit-Related Fees (2)                   26,340            58,963
              Tax Fees (3)                            142,138           179,750
              All Other Fees (4)                        3,639            15,963
                                                   ----------        ----------
                        Total                      $1,780,898        $1,086,455
                                                   ==========        ==========

------------------

(1) Comprised of the audit of Buckeye's annual financial statements and reviews of Buckeye's quarterly financial statements, as well as statutory audits of Buckeye subsidiaries, attest services, consulting regarding audit issues, comfort letters and consents to SEC filings.

(2)      Comprised of  Sarbanes-Oxley Act of 2002 Section 404 consulting fees.

(3) Comprised of services for tax compliance, tax return preparation, tax advice and tax planning.

(4)      Comprised of other miscellaneous services.

         The Audit Committee establishes pre-approved services for which Buckeye's management can engage Buckeye's auditors. The Audit Committee approved 100% of the services for audit fees, audit-related fees, tax fees and all other fees. Any work in addition to these pre-approved services in a quarter requires the advance approval of the Audit Committee. The Audit Committee considers whether the provision of permitted non-audit services is compatible with maintaining the independence of Ernst & Young LLP.

--------------------------------------------------------------------------------

                                Other Information

--------------------------------------------------------------------------------

                             Buckeye Stock Ownership

--------------------------------------------------------------------------------

         The following table shows the number of shares of our common stock that were beneficially owned as of September 8, 2005 by (A) each person known to own more than 5% of Buckeye's shares; (B) each director of Buckeye and each of the five most highly compensated executive officers; and (C) all directors and executive officers of Buckeye as a group.

                                                                       Amount and Nature of
                                                                           Beneficial
                             Name                                          Ownership (1)              Percent of Class (1)
----------------------------------------------------------------  -------------------------------    ----------------------

(A)                FMR Corp. (2)...............................              3,778,000                         10.1
                   82 Devonshire Street
                   Boston, Massachusetts 02109


                   T. Rowe Price Associates, Inc. (3)..........              3,339,800                         8.9
                   100 E. Pratt Street
                   Baltimore, Maryland 21202

                   Dimensional Fund Advisors Inc. (4)..........              3,204,576                         8.5
                   1299 Ocean Avenue, 11th Floor
                   Santa Monica, California 90401

                   NewSouth Capital Management, Inc. (5).......              3,004,665                         8.0
                   1000 Ridgeway Loop Road, Suite 233
                   Memphis, Tennessee 38120-4023

(B)                George W. Bryan (6).........................                 60,000                         *
                   Robert E. Cannon (7)........................              1,574,496                         4.2
                   R. Howard Cannon (8)........................              1,065,586                         2.8
                   Red Cavaney (9).............................                110,000                         *
                   Christian G. Chavassieu (10)................                 96,900                         *
                   John B. Crowe (11)..........................                278,254                         *
                   Katherine Buckman Gibson (12)...............                 20,000                         *
                   David B. Ferraro (13).......................              1,316,268                         3.5
                   Henry F. Frigon (9).........................                104,000                         *
                   Lewis E. Holland............................                      0                         *
                   Paul N. Horne (14)..........................                338,572                         *
                   Kristopher J. Matula (15)...................                311,699                         *

(C)                All Directors and Executive Officers as a                 6,535,310                         17.4
                   group (17 persons) (16)

------------------------------
* Less than 1% of the issued and outstanding shares of common stock of Buckeye.

(1) Unless otherwise indicated, beneficial ownership consists of sole voting and investing power based on 37,587,664 shares issued and outstanding as of September 8, 2005. Options to purchase an aggregate of 2,931,900 shares are exercisable or become exercisable within 60 days of September 8, 2005. Such shares are deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by each person to whom a portion of such options relate but are not deemed to be outstanding for the purpose of computing the percentage owned by any other person.

(2) FMR Corp. filed a Schedule 13F-HR with the SEC on August 15, 2005, reporting that it had the sole power to dispose or to direct the disposition of 3,778,000 shares, which constitutes more than 5% of Buckeye's common stock.

(3) T. Rowe Price Associates, Inc. filed a Schedule 13F-HR with the SEC on August 15, 2005, reporting that it had the sole power to dispose of or direct the disposition of 3,339,800 shares, which constitutes more than 5% of Buckeye's common stock.

(4) Dimensional Fund Advisors Inc. filed a Schedule 13F-HR with the SEC on July 21, 2005, reporting that it had the sole power to dispose of or direct the disposition of 3,204,576 shares, which constitutes more than 5% of Buckeye's common stock.

(5) NewSouth Capital Management, Inc. filed a Schedule 13F-HR with the SEC on August 11, 2005, reporting that it had the sole power to dispose of or direct the disposition of 3,004,665 shares, which constitutes more than 5% of Buckeye's common stock.

(6) Includes 50,000 shares issuable upon the exercise of options granted under Buckeye's stock plan for non-employee directors.

(7)      Includes 181,176 shares held by Kathryn Gracey Cannon, wife of Robert
         E. Cannon, as to which Mr. Cannon disclaims beneficial ownership; 18,504 shares held in Buckeye's 401(k) and retirement plans; and 620,000 shares issuable upon the exercise of options.

(8) Includes 50,000 shares issuable upon the exercise of options. As of September 8, 2005, also includes 1,014,410 shares held by the Cannon Family Trust, R. Howard Cannon and Richard Prosser Guenther, Co-Trustees.

(9) Includes 100,000 shares issuable upon the exercise of options granted under Buckeye's stock option plan for non-employee directors.

(10)     Includes 96,900 shares issuable upon exercise of options.

(11) Includes 6,910 shares held in Buckeye's 401(k) and retirement plans; 4,389 shares of restricted stock issued pursuant to Buckeye's Restricted Stock Plan; and 259,200 shares issuable upon the exercise of options.

(12) Includes 20,000 shares issuable upon exercise of options granted under Buckeye's stock plan for non-employee directors.

(13) Includes 22,786 shares held in Buckeye's 401(k) and retirement plans; 29,174 shares of restricted stock issued pursuant to Buckeye's Restricted Stock Plan; and 600,000 shares issuable upon the exercise of options.

(14) Includes 1,787 shares held in Buckeye's 401(k) and retirement plans; 5,563 shares of restricted stock issued pursuant to Buckeye's Restricted Stock Plan; and 145,000 shares issuable upon the exercise of options.

(15) Includes 8,645 shares held in Buckeye's 401(k) and retirement plans; 4,588 shares of restricted stock issued pursuant to Buckeye's Restricted Stock Plan; and 265,800 shares issuable upon the exercise of options.

(16) Includes an aggregate of 2,931,900 shares issuable upon exercise of options granted under the stock option plan for non-employee directors and Buckeye's other stock option plans.

--------------------------------------------------------------------------------

                 Certain Relationships and Related Transactions

--------------------------------------------------------------------------------

         R. Howard Cannon, a son of Presiding Director Robert E. Cannon, has served as a director since 1996. From August 2000 to April 2005, he was an employee of Buckeye. During fiscal year 2005, he received total compensation from Buckeye of $201,692. Mr. R. Howard Cannon resigned from his position effective April 1, 2005, but remains a member of the Board of Directors.

--------------------------------------------------------------------------------

                             Executive Compensation

--------------------------------------------------------------------------------

         The following summary compensation table sets forth the annual salary, bonus compensation and long-term incentive awards paid or accrued by Buckeye for each of fiscal years 2005, 2004 and 2003 to or for the account of the Chief Executive Officer and the four other most highly compensated executive officers of Buckeye (the "named executive officers") for the fiscal year 2005.

--------------------------------------------------------------------------------

                           Summary Compensation Table

--------------------------------------------------------------------------------

                                                                             Long Term
                                         Annual Compensation              Compensation Awards
                                      -------------------------       ----------------------------

                                                                                Securities
                                                                  Restricted    underlying        All other
                              Fiscal                            Stock awards   options/SARS      compensation
Name and Position              Year     Salary($)   Bonus($)(1)    ($)(2)          (#)(3)             ($)(4)
-----------------             ------  -----------   -----------   --------     -------------      -----------
David B. Ferraro..........     2005     600,000        82,800       43,453               -           23,100
Chairman and Chief             2004     600,000             -       35,759         150,000           22,550
Executive Officer              2003     525,000             -       36,797               -           22,000

John B. Crowe.............     2005     400,000        55,200       17,550               -           11,450
President and Chief            2004     400,000             -        8,079         110,000           18,450
Operating Officer              2003     295,000             -        7,206               -           32,350

Christian G. Chavassieu (5).   2005     386,425        35,807            -          10,000           75,094
Senior Vice President,         2004     349,528             -            -          12,000           67,567
Wood Cellulose                 2003     307,417             -            -               -           56,113


Kristopher J. Matula......     2005     325,000        40,788       11,177               -           15,650
Executive Vice President       2004     316,667             -        6,650          50,000           20,500
and Chief Financial Officer    2003     270,000             -        8,308               -           19,000

Paul N. Horne.............     2005     306,250        34,607       10,452               -           25,100
Senior Vice President,         2004     300,000             -        7,700          25,000           22,550
Cotton Cellulose               2003     270,000             -       10,153               -           22,000

--------------------------

(1) Buckeye has a broad-based bonus plan for most Buckeye employees, including officers. Under this plan, participants may earn bonuses of up to 15% of base salary depending upon the Company's business performance measured against specific annual financial targets. No bonuses were paid under this plan for fiscal years 2003 and 2004 due to the Company's poor financial performance. For fiscal year 2005, Buckeye paid bonuses equal to 3.8% of base salary to eligible employees, including officers. Additionally, executive officers received performance-based incentive payments under the At Risk Compensation program.

(2) Pursuant to Buckeye's Restricted Stock Plan, awards of restricted stock were awarded to the named executive officers during fiscal years 2005, 2004 and 2003 in the following amounts:

              Mr. Ferraro, 4,016 shares, 3,780 shares, and 6,143 shares, respectively;
              Mr. Crowe, 1,622 shares, 854 shares, and 1,203 shares, respectively;
              Mr. Matula, 1,033 shares, 703 shares, and 1,387 shares, respectively; and
              Mr. Horne, 966 shares, 814 shares, and 1,695 shares, respectively.

         The prices per share of $10.82 for fiscal year 2005, $9.46 for fiscal year 2004 and $5.99 for fiscal year 2003 were based on the average closing price of the common stock on the New York Stock Exchange for the 20 business days prior to the date of grant. Although the restricted stock may be voted by the recipient, the restricted stock may not be sold, pledged or otherwise transferred before the recipient's death, the recipient's approved retirement from Buckeye or a change in control of Buckeye, and if the recipient should violate the restrictions or otherwise leave Buckeye before an approved retirement date, the restricted stock is subject to forfeiture. The aggregate value of all restricted stock holdings by the named executive officers at the end of fiscal year 2005 was:

                 Mr. Ferraro - $232,517          Mr. Matula -  $36,566
                 Mr. Crowe - $34,980             Mr. Horne - $44,337

         If dividends are paid to holders of common stock, holders of restricted stock similarly will be eligible to receive dividends.

(3) In fiscal year 2005, pursuant to the 1995 Stock Option Plan for Management Employees (the "1995 Stock Option Plan"), Mr. Chavassieu was granted an option to purchase 10,000 shares of Buckeye common stock at an exercise price per share of $10.64. The exercise price of options granted pursuant to the 1995 Stock Option Plan to Messrs. Ferraro, Crowe, Chavassieu, Matula and Horne during fiscal year 2004 was $10.77 per share. A portion of the options granted to Mr. Crowe during fiscal year 2004 was granted pursuant to the 1995 Management Stock Option Plan at an exercise price of $7.60 per share. No options were granted to the named executive officers in fiscal year 2003. All outstanding options vest periodically over a period of five years, except that optionees who were over the age of 57 at the time of the option grant have shorter vesting periods. On June 7, 2005, the Compensation Committee approved the acceleration of vesting of all options with an exercise price greater than $8.32 that remained unvested at June 30, 2005. Please see the section called "Report of the Compensation Committee on Executive Compensation" for more detailed information regarding the acceleration of vesting of options. Options that have vested may be exercised within a period of ten years from the date the options were granted or such shorter periods as are defined in the option subscription agreements between Buckeye and the optionees.

(4) For Messrs. Ferraro, Crowe, Matula and Horne, amounts for fiscal year 2005 consist of accruals under the Buckeye Retirement Plan (the "Retirement Plan"), which is a defined contribution retirement plan covering substantially all U.S. employees and, prior to July 1, 2004, under the Buckeye Supplemental Retirement Plan which covers U.S. officers with less than 20 years of service. Under the Retirement Plan, Buckeye contributes 1% of the employee's gross compensation plus 1/2% for each year of service up to a maximum of 11% of the employee's gross compensation under the Retirement Plan. Effective July 1, 2004, the Retirement Plan was amended to provide a company match for employees' 401(k) contributions. For each $1.00 that an employee contributes to his or her 401(k), Buckeye will contribute $0.50 to the employee's 401(k), up to a maximum annual company contribution of $2,000 per employee. Prior to July 1, 2004, the Supplemental Retirement Plan accrued between 0.5% and 4% of the officer's gross compensation with the combined annual benefit of the Retirement Plan and the Supplemental Retirement Plan being capped at 11%. For Mr. Chavassieu, all other compensation includes amounts contributed by Buckeye to pension plans established by the Swiss government (in 2005 - $73,094; in 2004 - $61,958; and in 2003 - $50,442) and tax return preparation fees paid by Buckeye on Mr. Chavassieu's behalf (in 2005 - $2,000; in 2004 - $5,609; and in 2003 - $5,671).

(5) Mr. Chavassieu is paid in Swiss francs (CHF), which were converted to U.S. dollars (USD) using the average exchange rate for fiscal year 2005 of 0.8257 CHF/USD, fiscal year 2004 of 0.7684 CHF/USD, and fiscal year 2003 of 0.7089 CHF/USD. The average exchange rate is calculated by taking the average of the average monthly exchange rates as supplied by the Dresdner Bank in Germany.

--------------------------------------------------------------------------------

                    Options/SARs Granted in Last Fiscal Year

--------------------------------------------------------------------------------

         The following table provides information regarding options granted to the named executive officers in fiscal year 2005.

                                               Percent of
                                Number of         total                                      Potential realizable
                                securities       options                                   value at assumed annual
                                underlying     granted to     Exercise or                    rates of stock price
                                 options      employees in    base price     Expiration    appreciation for option
            Name               granted (#)     fiscal year     ($/stock)        date                 term
---------------------------------------------------------------------------------------------------------------------
                                                                                              5%             10%
                                                                                          ---------------------------
David B. Ferraro........            -               -              -             -             -              -
John B. Crowe...........            -               -              -             -             -              -
Christian G. Chavassieu           10,000          33.3%          10.64        4/19/15       $66,914        $169,574
Kristopher J. Matula....            -               -              -             -             -              -
Paul N. Horne...........            -               -              -             -             -              -

--------------------------------------------------------------------------------

               Aggregated Option/SAR Exercises in Last Fiscal Year
                     and Fiscal Year-End Option/SAR Values

--------------------------------------------------------------------------------

         The following table discloses information regarding stock options held at the end of or exercised in fiscal year 2005 for each of the named executive officers as of June 30, 2005.

                              Shares                        Securities underlying          Value of unexercised
                            acquired on      Value           unexercised options           in-the-money options
        Name                 exercise      Realized (1)        at June 30, 2005             at June 30, 2005 (2)
--------------------------------------------------------------------------------------------------------------------
                                                        Exercisable   Unexercisable    Exercisable  Unexercisable
                                                        -----------   -------------    -----------  -------------
David B. Ferraro.......          -             -           600,000         -                -              -
John B. Crowe..........          -             -           259,200      36,800           $ 7,200        $13,800
Christian G. Chavassieu        15,000       $67,610         96,900         -                -              -
Kristopher J. Matula...       135,000      $544,928        265,800         -                -              -
Paul N. Horne..........        30,000       $82,460        145,000         -                -              -

-----------------

(1) Calculated based on the difference between the market price of the common stock on the New York Stock Exchange on the date of exercise and the exercise price of the relevant option multiplied by the number of shares acquired.

(2) Based on $7.97 per share, the closing price on the New York Stock Exchange as of June 30, 2005.

--------------------------------------------------------------------------------

                      Equity Compensation Plan Information

--------------------------------------------------------------------------------

                                      Number of securities to       Weighted-average         Number of securities
                                      be issued upon exercise      exercise price of        remaining available for
                                      of outstanding options,     outstanding options,       future issuance under
Plan Category                           warrants and rights       warrants and rights      equity compensation plans
-------------                         ------------------------------------------------------------------------------

Equity compensation plans
   approved by stockholders (1)           4,325,150                    $13.74                      109,200
Equity compensation plans not
   approved by stockholders (2)             538,356(3)                 $11.97                      911,644(4)
                                          ---------                                              ------------
               Total                      4,863,506                    $13.56                    1,020,844
                                          =========                                              =========

------------------

(1) Buckeye stockholders approved both the 1995 Incentive and Non-Qualified Stock Option Plan and the 1995 Management Stock Option Plan.

(2) The Formula Plan and the Restricted Stock Plan were approved by the unaffected members of the Board of Directors. See the descriptions below of the Formula Plan and the Restricted Stock Plan.

(3)  Shares subject to outstanding options issued under the Formula Plan.

(4) Includes 210,000 shares reserved for issuance under the Formula Plan and 701,644 shares reserved for issuance under the Restricted Stock Plan.
--------------------------------------------------------------------------------

         The material terms of the Company's non-stockholder approved equity-compensation plans are summarized below.

         Formula Plan
         ------------

         The Formula Plan was adopted by the Board of Directors, effective as of May 15, 1996, to attract and retain the services of qualified persons who are neither employees nor officers to serve as members of the Board of Directors. The Formula Plan has not been approved by the Company's stockholders.

         Shares Available Under the Plan. The Formula Plan was amended effective as of October 19, 2000 to increase the number of shares of the Company's common stock that may be granted under the plan to 700,000 shares.

         Administration. The Formula Plan is administered by the Board of Directors of the Company or a committee of the Board appointed by the Board to administer the plan.

         Awards. The Formula Plan provides for the grant of non-statutory stock options only.

         Eligibility. Non-statutory stock options may be granted to directors who are not employees or officers of the Company.

         Option Grants. Under the Formula Plan, each director who is not a employee or officer of the Company receives a grant of a non-qualified option to purchase 10,000 shares of the Company's common stock (i) on the date he or she becomes a director of the Company if he or she becomes a director on a date other than the date of the annual meeting of stockholders of the Company and
(ii) on the date of each annual meeting of stockholders of the Company at which such non-employee director is newly elected or appointed to the Board of Directors, reelected to the Board of Directors or continues his or her service on the Board of Directors.

         Terms of Options. The option exercise price per share of common stock is 100% of the fair market value on the date the option is granted. Payment of the option exercise price may be made in cash or shares of the Company's common stock. Options granted on a date other than the date of an annual meeting of stockholders of the Company vest on the one-year anniversary of the date of grant. Options granted on the date of an annual meeting of the stockholders of the Company vest on the one-year anniversary of the date of grant or, if earlier, the date of the next annual meeting of stockholders of the Company. In the event of the termination of the optionee's service as a director, his or her options shall expire 90 days after the date of termination; provided, however, that upon a director's termination due to death or disability all outstanding grants of options will vest notwithstanding the original vesting schedule and will expire on the first anniversary of the date of such termination. The term of an option may not exceed ten years.

         Change in Control. The Company will make such adjustments under the Formula Plan as it deems appropriate and equitable in connection with any stock dividend, stock split, merger, consolidation, reorganization, sale or other similar corporate change of the Company. The Formula Plan provides for acceleration of vesting of options in the event of a change in control in which the successor does not agree to assume the options or grant substitute options.

         Termination and Term of Plan. The Board or the committee appointed by the Board to administer the Formula Plan has the discretion to amend the plan to the fullest extent permitted under the Delaware General Corporation Law; provided, however, that no amendment of the Formula Plan may materially and adversely affect any right of a participant with respect to any outstanding option granted under the plan without such participant's consent. No options may be granted under the Formula Plan after May 15, 2006.

         Restricted Stock Plan
         ---------------------

         The Restricted Stock Plan was adopted by the Board of Directors, effective as of July 1, 1995, to further the growth, development and financial success of the Company by providing additional incentives for the purpose of hiring and retaining key employees of the Company. The Restricted Stock Plan is not required to be and has not been approved by the Company's stockholders.

         Shares Available Under the Plan. As of September 8, 2005, the number of shares of the Company's common stock that may be granted under the plan is 701,644 shares.

         Administration. The Restricted Stock Plan is administered by the
Company.

         Awards. The Restricted Stock Plan provides for the grant of shares of the Company's common stock that are subject to certain conditions and restrictions, which we refer to herein as "restricted stock".

         Eligibility. The Chief Executive Officer and President of the Company, and members of a select group of management and highly compensated employees who are selected by the Chief Executive Officer, are eligible to participant in the Restricted Stock Plan.

         Restricted Stock Grants. Under the Restricted Stock Plan, the Chief Executive Officer may make grants of restricted stock to a participant on a one-time or recurring basis. The Chief Executive Officer and the President of the Company and such other participants as are designated by the Chief Executive Officer receive annual grants of restricted stock equal in value to the difference between (i) the employer-provided contribution, if any, which would have been allocated to the individual for such fiscal year under the Buckeye Retirement Plan, if the statutory limitations of Sections 401(a)(17) and 415 of the Code did not apply and (ii) the actual employer-provided allocation to such participant's accounts under such plan. Prior to December 2004, in the case of a participant who is also a participant in the Company's Supplemental Retirement Plan and who would otherwise receive the benefit described in the preceding sentence, such individual will instead receive an annual grant of restricted stock equal in value to the difference between (x) the employer-provided contribution, if any, which would have been allocated to the individual for such fiscal year under the Buckeye Retirement Plan, if the individual were credited with the number of additional years of service actually taken into account under such plan for such fiscal year and if the statutory limitations of Sections 401(a)(17) and 415 of the Code did not apply and (y) the sum of the actual employer provided allocation to the individual's accounts under the Buckeye Retirement Plan and the actual allocation to the individual's bookkeeping account under the Company's Supplemental Retirement Plan. The Supplemental Retirement Plan was terminated in December 2004.

         Terms of Restricted Stock. The value of a grant of restricted stock is determined by calculating the average closing price per share of the common stock of the Company for the most recent twenty business days prior to the date of grant. Upon the grant of restricted stock, a participant will have the right to dividends with respect thereto, the right to vote the restricted stock and the right to transfer the restricted stock to immediate family members. Restricted stock vests upon the earlier to occur of the following: (i) the death of the participant, (ii) the termination of the participant's employment by reason of permanent disability, (iii) the voluntary termination of the participant's employment at or after the attainment of age 55 with the approval of the Chief Executive Officer, (iv) the participant's retirement from the Company at or after age 62 or (v) upon a change in control of the Company. Upon a participant's termination of employment with the Company prior to vesting or violation of the restrictions placed on the restricted stock, the participant's unvested grants of restricted stock will be forfeited to the Company.

         Termination and Term of Plan. The Company may modify, alter, amend or terminate the Restricted Stock Plan at any time by action of the Board of Directors of the Company.

--------------------------------------------------------------------------------


           Compensation Committee Interlocks and Insider Participation

--------------------------------------------------------------------------------

         The Compensation Committee for fiscal year 2005 consisted of Messrs. Samuel M. Mencoff (Chairman), George W. Bryan and Ms. Katherine Buckman Gibson, all of whom were independent directors. Effective as of September 13, 2005, Mr. Red Cavaney joined the Compensation Committee upon Mr. Mencoff's resignation. For fiscal year 2006, the Compensation Committee is composed of Messrs. Cavaney (Chairman) and Bryan and Ms. Gibson, all of whom are independent directors. No executive officer serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our board of directors or compensation committee. No director who also serves as an executive officer participated in deliberations regarding his own compensation.

--------------------------------------------------------------------------------

         Report of the Compensation Committee on Executive Compensation

--------------------------------------------------------------------------------

         The Compensation Committee of the Board is comprised of three non-employee directors who are independent as defined by the listing standards of the New York Stock Exchange. The Compensation Committee operates in accordance with its written charter, a copy of which is available on our website at www.bkitech.com. The Compensation Committee is responsible for evaluating, approving and administering the Company's compensation policies and programs for its executive officers. The Committee reviews and approves corporate goals and objectives relevant to the compensation of the Company's Chief Executive Officer and Chief Operating Officer, evaluates their performance in light of those goals and objectives and determines their compensation levels based on this evaluation.

         In the spring of 2005, the Compensation Committee engaged Mercer Human Resources Consulting to review its executive compensation program, compile data for comparable companies for Committee comparison and review and provide recommendations for maintaining and improving the competitiveness of compensation and the alignment of executive pay and business performance.

         This report of the Compensation Committee describes the components of Buckeye's executive officer compensation programs and describes the basis upon which compensation is awarded to the executive officers of Buckeye.

         This Compensation Committee report will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Buckeye specifically incorporates this information by reference, and shall not otherwise be deemed filed under these Acts.

Compensation Philosophy and Structure

         Total compensation levels are designed to attract, retain and reward executives who contribute to Buckeye's long-term success and the creation of stockholder value. Compensation for Buckeye executives is comprised of three principal components: salary and benefits, annual at risk performance-based incentive compensation, and long-term equity-based incentive compensation. The Compensation Committee believes that executive compensation should be materially influenced by Buckeye's financial performance and, as such, the Committee has approved an executive compensation program that places a significant portion of executive compensation "at risk" dependent upon the Company's and each individual's performance against clearly established qualitative and quantitative performance criteria. Buckeye includes an equity-based component in total compensation because Buckeye believes that equity-based compensation aligns the long-term interests of executives with those of stockholders.

         Buckeye seeks to provide salary and benefit levels that are comparable to those of companies that perform similarly. Salary targets are established for various officer positions based on surveys of relevant industries conducted by an outside compensation consultant. Utilizing these targets, individual salaries are established to reflect the officer's performance in meeting Buckeye's objectives.

Executive Compensation Components

         Annual Salary. The Company periodically participates in surveys of salaries and overall compensation. In the spring of 2005 the Company engaged Mercer Human Resources Consulting to review executive salaries, benefits and equity compensation and evaluate the compensation levels of the Buckeye's executives. The consultant compared Buckeye's salary and compensation packages with those of similarly situated manufacturing companies using compensation surveys and data published in 2005 proxy statements.

         Performance-Based Incentives. Buckeye has a broad-based profit sharing plan for Buckeye employees, and under this plan, bonuses of up to 15% of base salary are achievable depending upon Buckeye's business performance measured against specific annual financial targets. Additionally, Buckeye has an At Risk Compensation program ("ARC") for executive officers and certain other employees. ARC participants are eligible to receive payments based on Buckeye's business performance and the individual's role in contributing to the success of Buckeye. Because of its poor financial performance in the 2003 and 2004 fiscal years, Buckeye paid no bonuses in those years under either the broad-based profit sharing plan or under the ARC program. For the 2005 fiscal year, Buckeye paid bonuses of 3.8% of base salary to eligible participants, including officers, based on Buckeye achieving certain financial objectives. Additionally, for 2005 fiscal year, Buckeye made payments under the ARC program to officers and certain other employees based on Buckeye's business performance and the individual's role in contributing to Buckeye's success.

         Long-Term Incentives. From time to time, Buckeye makes long-term incentive awards to officers and certain other employees of (1) incentive and non-qualified stock options from stock option plans previously approved by the stockholders and (2) restricted stock from treasury shares of common stock set aside by Buckeye pursuant to the Restricted Stock Plan approved by the Board of Directors. The purpose of these awards is to focus the participant's attention on the long-term performance of the business and to strengthen the alignment of stockholder and employee interests in share price appreciation. Restricted stock has been issued to certain Buckeye officers under the Restricted Stock Plan, at the fair market value of the common stock based on the average closing price on the New York Stock Exchange for the 20 business days prior to the date of grant, as a supplemental retirement benefit to partially offset the loss of benefits under Buckeye's defined contribution plans resulting from the cap on wages required by applicable rules and regulations.

         On June 7, 2005, the Compensation Committee approved the acceleration of vesting of all options to purchase shares of common stock of Buckeye Technologies Inc. with an exercise price greater than $8.32 that remained unvested at June 30, 2005. The acceleration of vesting of these out-of-the money options was undertaken primarily to eliminate any future compensation expense Buckeye would otherwise recognize in its income statement with respect to these options with the implementation of the Financial Accounting Standard Board statement "Stock-Based Payment" (FAS 123R) effective July 1, 2005. These options were previously awarded to non-employee directors, executive officers, and other employees under Buckeye's Amended and Restated 1995 Incentive and Nonqualified Stock Option Plan for Management Employees and Buckeye's Amended and Restated Formula Plan for Non-Employee Directors.

Chief Executive Officer and Chief Operating Officer

         Policies with respect to the compensation of the Chief Executive Officer and the Chief Operating Officer are essentially the same as those for other officers described in this report, except that their compensation, including the criteria used for determining their ARC, is directly established by the Compensation Committee. The salary and bonus compensation of the Chief Executive Officer and the Chief Operating Officer for fiscal year 2005 reflect Buckeye's overall performance during the period. Based on Buckeye's poor financial performance for fiscal years 2003 and 2004, the Compensation Committee did not award any ARC payment to the Chief Executive Officer or the Chief Operating Officer with respect to those fiscal years. Given Buckeye's improved performance for fiscal year 2005, the Compensation Committee granted the Chief Executive Officer and the Chief Operating Officer ARC payments equal to 10% of their fiscal year 2005 base salary in consideration of their contributions to Buckeye's performance.

Impact of Internal Revenue Code Section 162(m)

      Under the Omnibus Budget Reconciliation Act of 1993, provisions were added to the Internal Revenue Code under Section 162(m) that limit the tax deduction for compensation expense in excess of one million dollars paid to each of certain executive officers. The Compensation Committee's current policy is that the amount of compensation subject to the deductibility limit under Section 162(m), including annual salary, bonus and other non-performance-based compensation, that is payable to each of Buckeye's named executive officers should be less than one million dollars.

Conclusion

         Attracting and retaining talented and motivated executives is essential to create long-term stockholder value. The Compensation Committee believes that the compensation levels of Buckeye's executive officers are competitive and help to achieve this objective by aligning the interests of executives with those of stockholders. The Committee intends to continue to foster executive compensation policies and programs that are designed to motivate executive officers to contribute the Company's overall future success and enhance the value of the Company for its stockholders.

                                            Compensation Committee
                                            Samuel M. Mencoff, Chairman
                                            George W. Bryan
                                            Katherine Buckman Gibson


--------------------------------------------------------------------------------

                                Performance Graph

--------------------------------------------------------------------------------

         The following graph compares the cumulative total stockholder returns from June 30, 2000 through June 30, 2005 with returns based on the S&P 500 Index and the New York Stock Exchange (NYSE) listed Paper and Allied Products companies (SIC 2600-2699 U.S. and foreign companies). The graph assumes $100 invested on June 30, 2000, and the reinvestment of any dividends paid on account of the investments.


[THE FOLLOWING DATA WAS REPRESENTED BY A LINE CHART IN THE PRINTED MATERIAL]


-------------------------------------------------------------------------------
                               Jun-00 June-01 June-02  June-03  June-04 June-05
-------------------------------------------------------------------------------
Buckeye Technologies Inc        $100    $66    $45      $31       $52     $36
-------------------------------------------------------------------------------
S&P 500(R)                      $100    $85    $70      $70       $83     $89
-------------------------------------------------------------------------------
Custom Composite Index          $100    $118   $138     $126      $164    $153
-------------------------------------------------------------------------------

Custom Composite Idex is comprised of NYSE Stocks (SIC 2600-2699 US + Foreign)- Paper and allied products

--------------------------------------------------------------------------------

             Section 16(a) Beneficial Ownership Reporting Compliance

--------------------------------------------------------------------------------

         The federal securities laws require Buckeye's directors and executive officers, and persons who beneficially own more than 10% of a registered class of Buckeye's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of any securities of Buckeye. To Buckeye's knowledge, based solely on review of the copies of such reports furnished to Buckeye and representations by certain reporting persons, all of Buckeye's officers, directors and greater than 10% beneficial owners made all filings required in a timely manner.

--------------------------------------------------------------------------------

                                  Other Matters

--------------------------------------------------------------------------------

         The Board of Directors knows of no matters other than those discussed in this proxy statement which will be presented at the 2005 annual meeting of stockholders. However, if any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of management.

         Upon the written request of any record holder or beneficial owner of common stock entitled to vote at the annual meeting, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended June 30, 2005. Requests should be directed to Shirley Spears, Buckeye Technologies Inc., P.O. Box 80407, 1001 Tillman Street, Memphis, Tennessee 38108-0407, (901) 320-8125.



                                         BY ORDER OF THE BOARD OF DIRECTORS




                                         Sheila Jordan Cunningham
                                         Senior Vice President,
                                         General Counsel and Corporate Secretary

Memphis, Tennessee
September 21, 2005

                                                 Buckeye Technologies Inc.
                                                 Annual Meeting of Stockholders
                                                 November 3, 2005
                                                 5:00 p.m. Central Time


                    THERE ARE THREE WAYS TO VOTE YOUR PROXY

   INTERNET VOTING                        TELEPHONE VOTING                       VOTING BY MAIL

Visit the Internet voting            This method of voting is               Simply mark, sign and date your
website at                           available for residents of the         Proxy Card and return it in the
http://proxy.georgeson.com.          U.S. and Canada. On a touch tone       postage-paid envelope. Any
Enter the COMPANY NUMBER and         telephone, call TOLL FREE              mailed Proxy Card must be
CONTROL NUMBER shown below and       1-877-260-0388, 24 hours a day,        received prior to the vote at
follow the instructions on your      7 days a week. You will be asked       the meeting. If you are voting
screen.You will incur only your      to enter ONLY the CONTROL NUMBER       by telephone or the Internet,
usual Internet charges.              shown below. Have your Proxy           please do not mail your card.
Available until 5:00 p.m.            Card ready, then follow the
Eastern Time on Wednesday,           prerecorded instructions. Your
November 2, 2005.                    vote will be confirmed and cast
                                     as you directed. Available until
                                     5:00 p.m. Eastern Time on
                                     Wednesday, November 2, 2005.


                       --------------                        ---------------
                       COMPANY NUMBER                         CONTROL NUMBER
                       --------------                        ---------------

                                PLEASE DETACH PROXY HERE
--------------------------------------------------------------------------------
--  Please mark
x   votes as in
--  this example.

ELECTION OF DIRECTORS                FOR     WITHHELD    RATIFICATION OF APPOINTMENT OF     FOR    AGAINST   ABSTAIN
(terms expiring in 2008)            -----     -----      ERNST & YOUNG AS INDEPENDENT       -----   -----     -----
     Nominees: George W. Bryan                           AUDITORS.
     R. Howard Cannon               -----     -----                                         -----   -----     -----
     Katherine Buckman Gibson


Exceptions:


----------------------------------------
For all nominees except as noted above.
                                                                    Signed:
                                                                           ---------------------------------------------

                                                                    Signed:
                                                                           ---------------------------------------------

                                                                     Stockholder should sign here exactly as shown on the
                                                                     label affixed hereto. Administrator, Trustee, or
                                                                     Guardian, please give full title. If more than one
                                                                     Trustee, all should sign.All Joint Owners should sign.

                                                                      PLEASE COMPLETE, SIGN, DATE AND RETURN THIS
                                                                      PROXY PROMPTLY IN THE ENCLOSED ENVELOPE TO:



                                                                                       Georgeson Shareholder
                                                                                       Wall Street Station
                                                                                       P.O. Box 1101
                                                                                       New York, NY 10269-0666

                                 PLEASE DETACH PROXY HERE
-------------------------------------------------------------------------------
                                      PROXY

                            Buckeye Technologies Inc.
                                 P.O. Box 80407
                               1001 Tillman Street
                          Memphis, Tennessee 38108-0407

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
P R O X Y

     The undersigned appoints each of Sheila Jordan Cunningham and Kristopher J. Matula, or either of them, with full power of substitution and revocation as Proxy to vote all shares of stock standing in my name on the books of Buckeye Technologies Inc. (the "Company") at the close of business on September 8, 2005, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Company's headquarters, 1001 Tillman Street, Memphis, Tennessee, on November 3, 2005, at 5:00 p.m., Central Time, and at any and all adjournments, upon the matters set forth in the Notice of the meeting. The Proxy is further authorized to vote in her or his discretion as to any other matters which may come before the meeting. At the time of preparation of the Proxy Statement, the Board of Directors knows of no business to come before the meeting other than that referred to in the Proxy Statement.

     THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN AND WHEN NO INSTRUCTIONS ARE GIVEN WILL BE VOTED FOR THE PROPOSALS DESCRIBED IN THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AND ON THIS PROXY.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE